SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 22, 2011

Colombia Clean Power & Fuels, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-32735	87-0567033
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

One Embarcadero Center, Suite 500, San Francisco, CA	94901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 460-1165

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

Employment Agreement for New CEO

On August 22, 2011, our Compensation Committee approved, and our independent directors ratified, an employment agreement with Ronald G. Stovash who has been appointed as our Chief Executive Officer.  We executed the employment agreement on August 23, 2011.  The effective date of the employment agreement will be August 28, 2011. See Item 5.02 below for a description of the terms of the employment agreement.

Agreement for Interest in Mining Concessions

Also on August 22, 2011, the Board of Directors approved and we entered into an agreement to purchase a 70% working interest in coal mining concessions located in the Republic of Colombia from Howerd Milton Cubides Botia (the “Assignor”).  These concessions cover approximately 3,459 acres and are currently under operation by the Assignor.  The purchase price for the assignment of the 70% interest is approximately $4,000,000, of which $500,000 was paid on signing of the agreement and the balance of which will be due in increments over the next three years with the exact amount determined by the number of proven tons of reserves as determined by the exploration program.  There are certain outstanding liens on the concessions which the Assignor has agreed to satisfy on or before September 30, 2011.  In the event these liens are not released by that date, we have the option to terminate the agreement and the Assignor will be required return our initial payment.  Each party to the agreement has the right of first refusal to acquire the interest of the other party in the event of a proposed sale of that party’s interest.  Capital and operating expenditures on the property will be paid by the Assignor through October 1, 2011, and thereafter operating funds will be provided by each party in proportion to its interest in the mining concessions, provided that we have agreed to fund the project in full and receive 50% of the proceeds allocable to the Assignor until the additional funds provided by us are repaid.  Either party may terminate the contract upon ninety days’ notice.  In the event of termination, the terminating party will be required to assign that party’s interest in the concessions to the other party and pay all outstanding payables to the other party.

Item 3.02	Unregistered Sales of Equity Securities

Effective August 23, 2011, we granted options to Mr. Stovash to purchase up to 500,000 shares of our common stock as a signing bonus for entering into the employment agreement with us.  See Item 5.02 below for a description of the terms of these options.  The options were granted under our 2010 Equity Incentive Plan.  The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by Section 4(2) and 4(6) of the Act, and Rule 506 promulgated thereunder.  Mr. Stovash was an accredited investor at the time of the grant.  No selling commissions were paid in connection with this option grant.

Effective August 25, 2011, we granted options to Peter b. Lilly to purchase up to 50,000 shares of our common for services as a director.  See Item 5.02 below for a description of the terms of these options.  The options were granted under our 2010 Equity Incentive Plan.  The options were granted without registration under the Securities Act by reason of the exemption from registration afforded by Section 4(2) and 4(6) of the Act, and Rule 506 promulgated thereunder.  Mr. Lilly was an accredited investor at the time of the grant.  No selling commissions were paid in connection with this option grant.  We anticipate appointment Mr. Lilly to serve on the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 23, 2011, Mr. Stovash was appointed to serve as our President and Chief Executive, and was appointed as a director of our company.  Effective August 23, 2011, Edward P. Mooney relinquished the positions of President and Chief Executive Officer, but will remain a director of the company.

Mr. Stovash, age 63, served as a Consultant from 2008 through 2011.  From 2007 to 2008, he served as President and Chief Executive Officer for PinnOak Resources, LLC, Canonsburg, Pennsylvania, where he was responsible for the overall management of the company which consisted of three low-vol mines; one longwall plow system mine and one continuous miner operation both in southern West Virginia, and one shearer longwall system mine in Alabama.  He was also responsible for the corporate strategic planning, financial commitments, external communications, and legal, public, and government affairs. PinnOak Resources, LLC was acquired by Cliffs Natural Resources, Inc. in July, 2007. From 1967 through 2007 Mr. Stovash was employed by CONSOL Energy in Pittsburgh, Pennsylvania, where he served from 2005 through 2007 as Senior Vice-President of Coal Operations.  As Senior Vice-President of Coal Operations he was responsible for managing all Central Appalachia Operations, the Emery Mine in Utah, Mine 84 in Pennsylvania, and all potential coal merger and acquisition opportunities. The Central Appalachia Operations consisted of two low-vol longwall mines, one continuous miner mid-vol mine, and five contract mines, all in Virginia; and one surface and three deep company mines, and eighteen contract mines, all in East Kentucky and Southern West Virginia. His responsibilities also included being CONSOL’s senior management representative in three joint venture partnerships.  He also held the following senior management positions with CONSOL Energy: Senior Vice-President of Planning and Administration (2005); Senior Vice-President of Operations Development (2004-2005); Senior Vice-President of Central Appalachia Operations and Marketing (2003-2004) where he was also CONSOL’s senior management representative in a joint venture mine in Australia; Vice-President of Sales and Marketing (2003); Vice-President of Marketing Services (1999-2003); Vice President of Northern West Virginia Operations (1996-1999); Vice President of Fairmont/Potomac Operations (1993-1996); Vice-President of Fairmont Operations (1990-1993): and Vice President of Ohio Operations (1987-1990).  Mr. Stovash is a member of the American Institute of Mining, Metallurgical and Petroleum Engineers and the Society of Mining Engineering, a past member and Vice-Chairman of the Electrical Engineering Visiting Committee at the University of Pittsburgh, and past member of the Mining Engineering Visiting Committee at West Virginia University.  He received his Bachelor of Science degree in Electrical Engineering from the University of Pittsburgh in 1970, a degree in Economic Evaluation and Decision Methods from the Colorado School of Mines in 1974, and a degree in Executive Management Program from the University of Illinois in 1984.  He was elected Distinguished Alumni of the University of Pittsburgh Swanson School of Engineering in 2009. He is currently a member and Secretary-Treasurer of the Old Timers Club composed of 30 current coal executives, 20 executives from manufacturers of mining equipment or associated businesses, and 30 retired coal executives.

There is no family relationship between Mr. Stovash and any director, executive officer, or person nominated or chosen by us to become a director or executive officer of the company.

We have also entered into a full-time employment agreement with Mr. Stovash to be effective August 28, 2011.  The agreement will continue until terminated by either us or Mr. Stovash as provided in the agreement.  The agreement provides for a base salary of $360,000 per annum and a signing bonus of 500,000 five-year options exercisable at $2.50 per share for the first 250,000 shares and $5.00 for the remaining 250,000 shares.  The options will vest as follows:  25% immediately and 25% per year on the next three anniversaries of the effective date of the employment agreement.  Mr. Stovash will also receive annual base salary increases of a minimum of 10% for each of the periods ending December 31, 2012, 2013 and 2014.  He will also be eligible for performance bonuses targeted to be a minimum of 100% of his then applicable base salary.  We will also provide or reimburse him for a $2,000,000 life insurance policy.  We have also agreed to provide Mr. Stovash with the use of an apartment in Bogota, Colombia, at no additional cost.  In the event the employment agreement is terminated without cause by us or upon good reason by him, we have agreed to continue to pay his base salary and prorated performance bonus for a period of 18 months.  In the event the agreement is so terminated after a change of control, the severance payment will be paid within 30 days of his termination.

Effective August 25, 2011, The Board of Directors increased the number of directors and appointed Peter B. Lilly to be a director of the company to fill the vacancy created by the increase.  We have agreed to pay annual cash compensation of $48,000 to Mr. Lilly for service on the Board and anticipate that he will devote approximately 20% of his time to his duties as a director.  We also granted him 50,000 five-year options exercisable at $2.50 per share. The options will vest as follows: 25% immediately and 25% per year on the next three anniversaries of the effective date of the employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colombia Clean Power & Fuels, Inc.

Date: August 25, 2011	By:	/s/ James Flores
James Flores, CFO